EXHIBIT 99.1

WILLBROS GROUP, INC.

	CONTACT:	Michael W. Collier
NEWS RELEASE		Vice President Investor Relations
Willbros USA, Inc.
(713) 403-8016

Jack Lascar / Partner
DRG&E
FOR IMMEDIATE RELEASE		(713) 529-6600

WILLBROS ANNOUNCES CHANGES

IN ORGANIZATIONAL STRUCTURE

HOUSTON, TEXAS – November 14, 2006-Willbros Group, Inc. (NYSE: WG) announced today that Clay Etheridge, President of Willbros International, Inc. (“WII”) and James R. “Rick” Wiggins, Vice President of WII and Country Manager for Nigeria operations, have resigned their respective positions. The resignations were prompted by organizational changes designed to align the Company’s management structure to address, in the most efficient manner, the large backlog of work in North America, as well as opportunities in other selected international markets. These organizational changes are designed to help the Company meet its stated objective of a lower cost structure. Willbros previously announced that it intended to sell its interests in Nigeria and reclassified those operations as “discontinued” in the second quarter of this year.

Randy Harl, President and Chief Operating Officer, commented, “I cannot overstate the valuable contributions made by all our employees as we have worked through difficult issues with respect to our operations in Nigeria and the impact events there have had on Willbros. Clay Etheridge and Rick Wiggins have met every challenge head-on and we thank them for their leadership under these difficult conditions. We wish them the very best in their future endeavors.” Jerrit Coward, formerly senior manager with responsibility for daily operations in Nigeria, will now have responsibility as Country Manager for all operations in Nigeria. Coward, who has over 14 years of relevant experience, including multiple assignments in West Africa, will report to Randy Harl. Harl will assume the executive management of discontinued operations and direct management of the four major projects in Nigeria, which will report directly to him.

John Allcorn, Executive Vice President, will have executive management responsibilities for operations in North America, Oman and other international venues addressed by the Company.

Willbros Group, Inc. is an independent contractor serving the oil, gas and power industries, providing engineering and construction services to industry and government entities worldwide. For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including those discussed above and such things as the potential for additional investigations, the possible losses arising from the discontinuation of operations and the sale of the Nigeria assets, fines and penalties by government agencies, the outcome of the current Securities and Exchange Commission, Office of Foreign Assets Control and Department of Justice investigations; the identification of one or more other issues that require restatement of one or more prior period financial statements; the existence of material weaknesses in internal controls over financial reporting; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company’s loan agreements and indentures; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures, oil, gas, gas liquids and power prices and demand, the amount and location of planned pipelines, the effective tax rate of the different countries where the work is being conducted, development trends of the oil, gas and power industries, changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

###

2